UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2023

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 400
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Worldwide Rights in Proleukin® (aldesleukin)

On January 23, 2023, Iovance Biotherapeutics, Inc. (the “Company”) and its newly formed, wholly owned subsidiary, Iovance Biotherapeutics UK Ltd (“Purchaser”), entered into an Option Agreement (the “Agreement”) with Clinigen Holdings Limited, Clinigen Healthcare Limited, and Clinigen, Inc. (collectively, the “Sellers”), pursuant to which Purchaser will acquire the worldwide rights in Proleukin® (aldesleukin) (the “Product”), as well as the manufacturing, supply, commercialization and the generation of income from such rights and associated operations from the Sellers (the “Acquisition”).

Material terms of the Agreement include an upfront payment of £167.7 million (or approximately $200 million), a £41.7 million (or approximately $50 million) milestone payment upon first approval of lifileucel in advanced melanoma, and deferred consideration based on double digit rates on global net sales (as defined therein) payable from the Company to Sellers following the completion of the transaction for the applicable deferred consideration term.

The Company is financing the Acquisition with existing cash. As of January 20, 2023, the Company’s unaudited cash position is approximately $477.0 million, which includes net proceeds from its at-the market (ATM) equity financing facility of approximately $227.1 million raised during the fourth quarter of 2022 and early 2023.

Subject to the terms and conditions of the Agreement, the Sellers granted Purchaser a call option to purchase (x) all issued and outstanding shares of Clinigen SP Limited (“Target”) (the “Shares”), (y) the business of the Target and the Sellers comprising the manufacturing, supply, commercialization and the generation of income from the Product rights and the undertaking of an active role in the development, maintenance and exploitation of those rights (the “Operations”), and (z) certain specified assets identified in the Agreement (the “Assets” and, together with the Shares and the Operations, the “Business”) and Purchaser granted Sellers a put option to sell the Business.

The Agreement contains customary representations and warranties of a transaction of this type by each of the parties. These representations and warranties were made solely for the benefit of the parties to the Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws;

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Agreement; and

•	information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Agreement is subject to customary termination provisions, and the Company would be required to pay to the Sellers a reverse termination fee (less certain transaction fees and expenses incurred by the Company) upon certain events as described in the Agreement.

The Company has provided the Sellers with a parent guarantee in favor of the Sellers, which guarantees that Purchaser will promptly fulfill all its obligations under the Agreement, subject to the conditions set forth in the Agreement.

The Acquisition is expected to close in the first quarter of 2023, subject to required regulatory approvals and clearances and other customary closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Agreement, a copy of which will be filed by amendment on Form 8-K/A to this Current Report or as an exhibit with the next periodic report.

In addition, the Company has agreed to non-binding terms related to a proposed secured line of credit of up to $100.0 million from Quogue Capital LLC (the “Line of Credit”). The Line of Credit provides for an interest rate equal to the Secured Overnight Financing Rate (SOFR) plus 8.50% with a floor of 12.5%, a 5-year maturity, a facility fee equal to $3,000,000, first priority security interest, and reimbursement for reasonable and documented fees and expenses. There will be no conversion features, nor any equity related thereto. The Line of Credit is non-binding, and it remains subject to the execution of a definitive agreement with customary provisions and customary closing conditions. Additional terms will be disclosed if and when the parties execute a definitive agreement. Wayne Rothbaum, a director of the Company, is the sole owner and managing member of Quogue Capital LLC. Mr. Rothbaum recused himself from the Company’s Board of Directors (the “Board”) deliberations related to the Line of Credit. All of disinterested directors present at the Board meeting reviewed the terms with outside counsel and the Company’s financial advisor, and the disinterested directors and the Audit Committee of the Board will approve the definitive agreement, subject to their final review and approval of a binding agreement.

The foregoing description of the Line of Credit does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Line of Credit, a copy of which will be filed by amendment on Form 8-K/A to this Current Report or as an exhibit with the next periodic report.

Item 8.01	Other Events.

On January 23, 2023, the Company issued a press release announcing the Acquisition and announcing certain other corporate and clinical updates. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Iovance Biotherapeutics, Inc., dated January 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO & General Counsel